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                                                                   EXHIBIT 23(B)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statements of Mirage Resorts, Incorporated on Form S-8 (File No. 33-16037), on Form S-8 (File No. 33-48394), on Form S-8 (File No. 33-63804), on Form S-8 (File No. 33-60183) and on Form S-3 (File No. 33-65317) of our report dated February 11, 1994 on our audit of the consolidated financial statements and financial statement schedule of Mirage Resorts, Incorporated for the year ended December 31, 1993, which report is included in this Form 10-K.

COOPERS & LYBRAND L.L.P.

Los Angeles, California
March 29, 1996